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                                                                      EXHIBIT 99



                                 CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                        (405)848-8000, EXT. 232

FOR IMMEDIATE RELEASE                           TOM PRICE, JR., VICE PRESIDENT-
JUNE 22, 1998                                             CORPORATE DEVELOPMENT
                                                        (405)848-8000, EXT. 257


                          CHESAPEAKE ENERGY CORPORATION
                    ANNOUNCES CASH DIVIDENDS FOR SHAREHOLDERS

OKLAHOMA CITY, OKLAHOMA, JUNE 22, 1998 -- Chesapeake Energy Corporation (NYSE:CHK) today announced the declaration of quarterly cash dividends on the company's common stock and its 7% convertible preferred stock. The dividend for the common stock is payable on July 15, 1998, to shareholders of record on June 30, 1998, at the rate of $.02 per share. The dividend for the preferred stock is payable on August 1, 1998, to shareholders of record on June 30, 1998, at the rate of $.875 per share.


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Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada. The company's internet address is http://www.chesapeake-energy.com.










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